                                                                    EXHIBIT 4.11
                                                                  EXECUTION COPY



                                 SIXTH AMENDMENT

     SIXTH AMENDMENT, dated as of March 25, 2003 (this "Amendment" or the "Sixth Amendment"), with respect to the Credit Agreement, dated as of May 28, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein), among PANAVISION INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), CREDIT SUISSE FIRST BOSTON, as documentation agent, and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

     WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be modified in the manner provided for in this Amendment;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises, the parties hereto hereby agree as follows:

                              SECTION I AMENDMENTS

     1.1. Amendments to Section 1.1. (a) The definition of "Applicable Margin" in Section 1.1 of the Credit Agreement is hereby amended in its entirety, effective from and after the date upon which the conditions to effectiveness set forth in Section 2.1 of this Amendment are satisfied, to read as follows:

          "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                           Alternate Base Rate      Eurodollar
                                                   Loans              Loans
                                                   -----              -----
          Revolving Credit Loans                   3.50%              4.50%
          Tranche A Term Loans                     3.50%              4.50%
          Tranche B Term Loans                     3.75%              4.75%


     (b) Section 1.1 of the Credit Agreement is hereby further amended by deleting the following definitions in their entirety and substituting in lieu thereof the following:

          "Consolidated EBITDA": for any period, for the Borrower and its Subsidiaries, the sum of the following (without duplication): (a) Consolidated Net Income for such period (calculated after eliminating extraordinary gains and losses and unusual items) plus (b) income and other taxes (to the extent deducted in determining Consolidated Net Income) for such period plus (c) depreciation and amortization and other non-cash charges (to the extent deducted in determining

     Consolidated Net Income) for such period plus (d) the aggregate amount of Consolidated Interest Expense for such period minus (e) the aggregate amount of interest income for such period plus (f) the aggregate amount of up-front or one-time fees or expenses payable in respect of Rate Hedging Agreements during such period (to the extent deducted in determining Consolidated Net Income for such period) plus (g) the amount of unrealized foreign exchange losses (net of any gains) (or minus the amount of unrealized foreign exchange gains (net of any losses)) plus (h) Transaction Charges (to the extent deducted in determining Consolidated Net Income) plus (i) the items set forth on Schedule 1.1B with respect to the 1998 second fiscal quarter of the Borrower plus (j) to the extent deducted in determining Consolidated Net Income in such period, the amendment fees paid or payable in such period in respect of the Third Amendment dated as of March 15, 2002 to this Agreement plus (k) severance expenses for executive officers of the Borrower accrued prior to March 31, 2003, in an aggregate amount not to exceed $4,000,000. For purposes of this definition, Consolidated EBITDA for the fiscal quarters ended June 30, 1997, September 30, 1997 and December 31, 1997 shall be $14,805,000, $21,663,000 and
     $18,497,000, respectively.

     (c) Section 1.1 of the Credit Agreement is hereby further amended by inserting the following definitions in the appropriate alphabetical order:

          "Extended Tranche A Term Loan": any Tranche A Term Loan held by an Extending Tranche A Term Loan Lender, which shall amortize as provided in
     Section 2.3(b).

          "Extended Tranche A Term Loan Percentage": as to any Extending Tranche A Term Loan Lender at any time, the percentage which the aggregate principal amount of such Lender's Extended Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of all Extended Tranche A Term Loans then outstanding.

          "Extended Tranche B Term Loan": any Tranche B Term Loan held by an Extending Tranche B Term Loan Lender, which shall amortize as provided in
     Section 2.3(d).

          "Extended Tranche B Term Loan Percentage": as to any Extending Tranche B Term Loan Lender at any time, the percentage which the aggregate principal amount of such Lender's Extended Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of all Extended Tranche B Term Loans then outstanding.

          "Extending Tranche A Term Loan Lender": each Lender that holds an Extended Tranche A Term Loan, as set forth in Schedule 1.1A.

          "Extending Tranche B Term Loan Lender": each Lender that holds an Extended Tranche B Term Loan, as set forth in Schedule 1.1A.

          "Line of Credit Agreement": the Line of Credit Agreement, dated as of February 3, 2003, between the Borrower and MacAndrews & Forbes Holdings Inc., as it may be amended from time to time to the extent permitted by
     Section 7.9.

          "Non-Extended Tranche A Term Loan": any Tranche A Term Loan held by a Non-Extending Tranche A Term Loan Lender, which shall amortize as provided in Section 2.3(a).

          "Non-Extended Tranche A Term Loan Percentage": as to any Non-Extending Tranche A Term Loan Lender at any time, the percentage which the aggregate principal amount of such

     Lender's Non-Extended Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of all Non-Extended Tranche A Term Loans then outstanding.

          "Non-Extended Tranche B Term Loan": any Tranche B Term Loan held by a Non-Extending Tranche B Term Loan Lender, which shall amortize as provided in Section 2.3(c).

          "Non-Extended Tranche B Term Loan Percentage": as to any Non-Extending Tranche B Term Loan Lender at any time, the percentage which the aggregate principal amount of such Lender's Non-Extended Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of all Non-Extended Tranche B Term Loans then outstanding.

          "Non-Extending Tranche A Term Loan Lender": each Tranche A Term Loan Lender that holds a Non-Extended Tranche A Term Loan, as set forth in
     Schedule 1.1A.

          "Non-Extending Tranche B Term Loan Lender": each Tranche B Term Loan Lender that holds a Non-Extended Tranche B Term Loan, as set forth in
     Schedule 1.1A.

          "Series C Perpetual Preferred Stock": perpetual preferred stock of the Borrower, the terms and conditions of which are substantially as set forth in Exhibit A hereto.

     1.2. Amendment to Section 2.3. Section 2.3 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

          2.3 Repayment of Term Loans. (a) The Non-Extended Tranche A Term Loan of each Non-Extending Tranche A Term Loan Lender shall mature in consecutive quarterly installments as set forth on Schedule 2.3 under "Non-Extended Tranche A Term Loans", each of which shall be in an amount equal to such Lender's Non-Extended Tranche A Term Loan Percentage multiplied by the amount set forth on Schedule 2.3 under "Non-Extended Tranche A Term Loans".

          (b) The Extended Tranche A Term Loan of each Extending Tranche A Term Loan Lender shall mature in consecutive quarterly installments as set forth on Schedule 2.3 under "Extended Tranche A Term Loans", each of which shall be in an amount equal to such Lender's Extended Tranche A Term Loan Percentage multiplied by the amount set forth on Schedule 2.3 under "Extended Tranche A Term Loans".

          (c) The Non-Extended Tranche B Term Loan of each Non-Extending Tranche B Term Loan Lender shall mature in consecutive quarterly installments as set forth on Schedule 2.3 under "Non-Extended Tranche B Term Loans", each of which shall be in an amount equal to such Lender's Non-Extended Tranche B Term Loan Percentage multiplied by the amount set forth on Schedule 2.3 under "Non-Extended Tranche B Term Loans".

          (d) The Extended Tranche B Term Loan of each Extending Tranche B Term Loan Lender shall mature in consecutive quarterly installments as set forth on Schedule 2.3 under "Extended Tranche B Term Loans", each of which shall be in an amount equal to such Lender's Extended Tranche B Term Loan Percentage multiplied by the amount set forth on Schedule 2.3 under "Extended Tranche B Term Loans".

     1.3. Waiver of Section 2.10. The Required Lenders hereby waive any requirement of the Borrower to prepay the Term Loans and reduce the Revolving Commitments under Section 2.10(a) of the

Credit Agreement with, and only with, proceeds received from the issuance of the Series C Perpetual Preferred Stock pursuant to Section 2.1(d) herein.

     1.4. Amendment to Section 7.1. Section 7.1 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

          7.1 Financial Condition Covenants.

          (a) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as at the last day of any fiscal quarter which day shall occur during the following periods to exceed the following respective ratios:

                                                             Consolidated Total
              Period                                           Leverage Ratio
              ------                                           --------------
              October 1, 2001 to December 31, 2001             6.75 to 1.00
              January 1, 2002 to June 30, 2002                 8.50 to 1.00
              July 1, 2002 to September 30, 2002               7.00 to 1.00
              October 1, 2002 to December 31, 2002             6.50 to 1.00
              January 1, 2003 to June 30, 2003                 6.00 to 1.00
              July 1, 2003 to September 30, 2003               5.50 to 1.00
              October 1, 2003 and thereafter                   5.00 to 1.00

          (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                           Consolidated Interest
              Fiscal Quarter                                  Coverage Ratio
              --------------                               ---------------------
              March 31, 2002                                   2.00 to 1.00
              June 30, 2002                                    2.00 to 1.00
              September 30, 2002                               2.00 to 1.00
              December 31, 2002                                2.00 to 1.00
              March 31, 2003                                   1.75 to 1.00
              June 30, 2003                                    1.75 to 1.00
              September 30, 2003                               2.00 to 1.00
              December 31, 2003 and each quarter thereafter    2.50 to 1.00

          (c) Consolidated EBITDA. Permit Consolidated EBITDA for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the amount set forth below opposite such fiscal quarter:

              Fiscal Quarter                                     Amount
              --------------                                     ------
              March 31, 2002                                  $60,000,000
              June 30, 2002                                   $55,000,000
              September 30, 2002                              $65,000,000
              December 31, 2002                               $68,500,000
              March 31, 2003                                  $62,000,000

              June 30, 2003                                   $62,000,000
              September 30, 2003                              $62,000,000
              December 31, 2003 and each quarter thereafter   $65,000,000

     1.5. Waiver and Amendment to Section 7.2. The Required Lenders hereby waive any noncompliance by the Borrower with subsection (l) of Section 7.2 prior to the date hereof. Furthermore, Section 7.2(l) of the Credit Agreement is hereby amended by deleting the dollar amount "$3,000,000" contained therein and substituting in lieu thereof the dollar amount "$6,200,000".

     1.6. Amendment to Section 7.6. Section 7.6 of the Credit Agreement is hereby amended by deleting the dollar amount "3,000,000" contained in clause
(ii) therein and substituting in lieu thereof the dollar amount "3,750,000".

     1.7. Waiver and Amendment to Section 7.8. The Required Lenders hereby waive any noncompliance by the Borrower with subsection (n) of Section 7.8 prior to the date hereof. Furthermore, Section 7.8(n) of the Credit Agreement is hereby amended by deleting the dollar amount "$3,000,000" contained therein and substituting in lieu thereof the dollar amount "$6,200,000".

     1.8. Amendment to Section 7.9. Section 7.9 of the Credit Agreement is hereby amended by (i) deleting the term "or" immediately prior to clause (c) therein and substituting in lieu thereof ",", (ii) deleting the "." at the end of such Section and substituting in lieu thereof the following:

            ", or (d) amend, modify or waive the Line of Credit Agreement in any manner that would (i) shorten its maturity prior to March 31, 2004 or (ii) increase the rate of interest payable thereunder."

     1.9. Amendment to Schedule 1.1A of the Credit Agreement. Schedule 1.1A of the Credit Agreement is hereby amended by deleting such schedule in its entirety and substituting in lieu thereof Schedule 1.1A attached hereto.

     1.10. Schedule 2.3 to the Credit Agreement. Schedule 2.3 attached hereto is hereby inserted as a schedule to the Credit Agreement.

     1.11. Amendment to Section 1.4 of the Fifth Amendment. Section 1.4 of the Fifth Amendment, dated as of September 30, 2002, to the Credit Agreement, is hereby amended by deleting (i) the proviso contained in the first sentence thereof and (ii) the second sentence thereof. For the avoidance of doubt, upon the satisfaction of the conditions precedent in Section 2.1 of this Amendment, no Default or Event of Default shall occur as a result of any noncompliance with
Section 7.1(c) of the Credit Agreement for the period ended September 30, 2002.

     1.12. Acknowledgment with respect to Section VIII(q). The Required Lenders hereby acknowledge and agree that, upon the satisfaction of the conditions precedent set forth in Section 2.1 herein, the Borrower and its Subsidiaries shall have reduced outstanding Indebtedness in such manner and amount as is acceptable to the Required Lenders and shall have therefore satisfied clause
(ii) of Section VIII(q).

     1.13. Extended Tranche A Term Loans; Extended Tranche B Term Loans. It is understood that (a) the respective amounts of the Extended Tranche A Term Loan of each Extending Tranche A Term Lender, the Non-Extended Tranche A Term Loan of each Non-Extending Tranche A Term Loan Lender, the Extended Tranche B Term Loan of each Extending Tranche B Term Loan Lender and the Non-Extended Tranche B Term Loan of each Non-Extending Tranche B Term Loan Lender shall be identified in Schedule 1.1A and (b) no such Extended Tranche A Term Loan or Extended Tranche B Term Loan shall be deemed to have been established unless the aggregate principal amount of the portion of the Tranche A Term Loans and the Tranche B Term Loans which had its amortization extended pursuant to the Sixth Amendment equals $20,000,000 in the aggregate. The parties hereto acknowledge and agree that the fees provided for in Section 2.1(f) of this Amendment shall not be payable if Extended Tranche A Term Loans and Extended Tranche B Term Loans are deemed to not have been established.

                            SECTION II MISCELLANEOUS

     2.1. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first set forth above upon satisfaction of the following conditions:

          (a) the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by the Borrower, the Administrative Agent, each Extending Tranche A Term Loan Lender, each Extending Tranche B Term Loan Lender and the Required Lenders;

          (b) the Administrative Agent shall have received, for the account of each Lender executing this Amendment on or prior to March 25, 2003 an amendment fee equal to 0.250% of the sum of each such executing Lender's Revolving Credit Commitment and Term Loans then outstanding (in respect of each such Lender, an "Amendment Fee");

          (c) the Equity Investor or an Affiliate thereof shall have contributed Senior Subordinated Notes in an aggregate principal amount of no less than $90,000,000 to the Borrower in exchange for Series C Perpetual Preferred Stock, and such Senior Subordinated Notes shall have been delivered to the trustee in respect of the Senior Subordinated Note Indenture for cancellation;

          (d) the Equity Investor or an Affiliate thereof shall have contributed cash to the Borrower in an amount of no less than $10,000,000 in exchange for Series C Perpetual Preferred Stock;

          (e) the Line of Credit Agreement shall (i) have been amended with respect to its maturity as set forth in Exhibit B to this Amendment and
     (ii) conform to the other terms set forth in such Exhibit B; and

          (f) the Borrower shall have paid to (i) each Extending Tranche A Term Loan Lender a fee in an amount equal to 10.0% of the portion (and only that portion) of the Tranche A Term Loan held by such Lender which had its amortization extended pursuant to the Sixth Amendment and (ii) each Extending Tranche B Term Loan Lender a fee in an amount equal to 10.0% of the portion (and only that portion) of the Tranche B Term Loan held by such Lender which had its amortization extended pursuant to the Sixth Amendment.

     2.2. Representations and Warranties. The Borrower represents and warrants to each Lender that as of the effective date of this Amendment: (a) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing; (b) the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and (c) no Default or Event of Default shall have occurred and be continuing as of the date hereof.

     2.3. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent. The execution and delivery of the Amendment by any Lender shall be binding upon each of its successors and assigns (including Transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

     2.4. Continuing Effect; No Other Amendments. Except to the extent the Credit Agreement is expressly modified hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. This Amendment shall constitute a Loan Document.

     2.5. Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred to date in connection with this Amendment and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of legal counsel to the Administrative Agent.

     2.6. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                        PANAVISION INC.


                                        By:      /S/ BOBBY JENKINS
                                           -----------------------------------
                                           Name:  Bobby Jenkins
                                           Title: Executive Vice President
                                                  Chief Financial Officer


                                        JPMORGAN CHASE BANK, as
                                          Administrative Agent and as a Lender


                                        By:      /S/ NEIL R. BOYLAN
                                           -----------------------------------
                                           Name:  Neil R. Boylan
                                           Title: Managing Director


                                        CREDIT SUISSE FIRST BOSTON, as
                                          Documentation Agent and as a Lender


                                        By:      /S/ SO VONNA DAY-GOINS
                                           -----------------------------------
                                           Name:  So Vonna Day-Goins
                                           Title: Vice President


                                        By:      /S/ Doreen Welch
                                           -----------------------------------
                                           Name:  Doreen Welch
                                           Title: Associate

                                        Archimedes Funding, LLC,
                                        By:  ING Capital Advisors LLC,
                                             as Collateral Manager

                                        By:   /s/  JANE MUSSER NELSON
                                           ---------------------------------
                                           Name:  Jane Musser Nelson
                                           Title: Managing Director


                                        Archimedes Funding III, Ltd.
                                        By:      ING Capital Advisors LLC,
                                                 as Collateral Manager

                                        By:   /s/  JANE MUSSER NELSON
                                           ---------------------------------
                                           Name:  Jane Musser Nelson
                                           Title: Managing Director


                                        Can Partners Investments IV, LLC

                                        By:   /s/  MITCHELL R. JULIS
                                           ---------------------------------
                                           Name:  Mitchell R. Julis
                                           Title: Managing Director


                                        Credit Agricole Indosuez

                                        By:   /s/  GARY KANIA
                                           ---------------------------------
                                           Name:  Gary Kania
                                           Title: Vice President

                                        By:   /s/  JOSEPH D. CATARINA
                                           ---------------------------------
                                           Name:  Joseph D. Catarina
                                           Title: Vice President

                                      Crescent/Mach I Partners, L.P.,
                                      By:  TCW Asset Management Company
                                           its Investment Manager

                                      By:   /s/  MARK L. GOLD
                                         ------------------------------
                                         Name:  Mark L. Gold
                                         Title: Managing Director

                                      By:   /s/  RICHARD F. KURTH
                                         ------------------------------
                                         Name:  Richard F. Kurth
                                         Title: Senior Vice President


                                      CSAM Funding I

                                      By:   /s/  ANDREW H. MARSHAK
                                         ------------------------------
                                         Name:  Andrew H. Marshak
                                         Title: Authorized Signatory


                                      Eaton Vance Institution Senior Loan Fund
                                      By:   Eaton Vance Management
                                             As Investment Advisor

                                      By:  /S/ PAYSON F. SWAFFIELD
                                         ------------------------------
                                           Name:  Payson F. Swaffield
                                           Title: Vice President


                                      Eaton Vance Senior Income Trust
                                      By:   Eaton Vance Management
                                             As Investment Advisor

                                      By:  /S/ PAYSON F. SWAFFIELD
                                         ------------------------------
                                           Name:  Payson F. Swaffield
                                           Title: Vice President


                                      Eaton Vance CDO III, Ltd.
                                      By:   Eaton Vance Management
                                             As Investment Advisor

                                      By:  /S/ PAYSON F. SWAFFIELD
                                         ------------------------------
                                           Name:  Payson F. Swaffield
                                           Title: Vice President

                                         First Dominion Funding I

                                         By:   /s/  ANDREW H. MARSHAK
                                            ---------------------------------
                                            Name:  Andrew H. Marshak
                                            Title: Authorized Signatory


                                         First Dominion Funding II

                                         By:   /s/  ANDREW H. MARSHAK
                                            ---------------------------------
                                            Name:  Andrew H. Marshak
                                            Title: Authorized Signatory


                                         First Dominion Funding III

                                         By:   /s/  ANDREW H. MARSHAK
                                            ---------------------------------
                                            Name:  Andrew H. Marshak
                                            Title: Authorized Signatory


                                         Galaxy CLO 1999-1 Ltd

                                         By:   /s/  STEVEN S. OH
                                            ---------------------------------
                                            Name:  Steven S. Oh
                                            Title: Authorized Agent


                                         General Electric Capital Corporation

                                         By:   /s/  BRIAN P. SCHWINN
                                            ---------------------------------
                                            Name:  Brian P. Schwinn
                                            Title: Duly Authorized Signatory


                                         General Electric Capital Corporation

                                         By:   /s/  SUSAN TIMMERMAN
                                            ---------------------------------
                                            Name:  Susan Timmerman
                                            Title: Sr. Risk Manager

                                           Grayson & Co
                                           By:   Boston Management and Research
                                                 As Investment Advisor

                                           By:  /S/ PAYSON F. SWAFFIELD
                                              -------------------------------
                                              Name:  Payson F. Swaffield
                                              Title: Vice President


                                           ING Prime Rate Trust
                                           By:   ING Investments, LLC
                                                 as its Investment Manager

                                           By:   /s/  BRIAN S. HORTON
                                              -------------------------------
                                              Name:  Brian S. Horton
                                              Title: Vice President


                                           KZH Crescent - 2 LLC

                                           By:   /s/  DORIAN HERRERA
                                              -------------------------------
                                              Name:  Dorian Herrera
                                              Title: Authorized Agent


                                           KZH ING - 2 LLC

                                           By:   /s/  DORIAN HERRERA
                                              -------------------------------
                                              Name:  Dorian Herrera
                                              Title: Authorized Agent


                                           KZH Soleil LLC

                                           By:   /s/  DORIAN HERRERA
                                              -------------------------------
                                              Name:  Dorian Herrera
                                              Title: Authorized Agent

                                  Lloyds TSB Bank plc

                                  By:   /s/  NICHOLAS J. BRUCE
                                     -----------------------------------------
                                     Name:  Nicholas J. Bruce
                                     Title: Vice President Credit Services
                                            B-499

                                  By:   /s/  MATTHEW A.L. PACKHAM
                                     -----------------------------------------
                                     Name:  Matthew A.L. Packham
                                     Title: Assistant Director Credit Services
                                            P-002


                                  ML CLO XV Pilgrim America (Cayman) Ltd,
                                  By :     ING Investments, LLC as its
                                           investment manager

                                  By:   /s/  BRIAN S. HORTON
                                     -----------------------------------------
                                     Name:  Brian S. Horton
                                     Title: Vice President


                                  Morgan Stanley Prime Income Trust

                                  By:   /s/  SHEILA A. FINNERTY
                                     -----------------------------------------
                                     Name:  Sheila A. Finnerty
                                     Title: Executive Director


                                  Natexis Banques Populaires

                                  By:   /s/  FRANK H. MADDEN, JR.
                                     -----------------------------------------
                                     By:    Frank H. Madden, Jr.
                                     Title: Vice President & Group Manager

                                  By:   /s/  JOSEPH A. MILLER
                                     -----------------------------------------
                                     Name:  Joseph A. Miller
                                     Title: Assistant Vice President

                                   Oxford Strategic Income Fund
                                   By:  Eaton Vance Management
                                        As Investment Advisor

                                   By:  /S/ PAYSON F. SWAFFIELD
                                      -----------------------------------
                                      Name:  Payson F. Swaffield
                                      Title: Vice President


                                   Pilgrim America High Income Investments Ltd.
                                   By:  ING Investments, LLC
                                        as its Investment Manager

                                   By:   /s/  BRIAN S. HORTON
                                      -----------------------------------
                                      Name:  Brian S. Horton
                                      Title: Vice President


                                   Satellite Senior Income Fund, LLC

                                   By:   /s/  DAVID FORD
                                      -----------------------------------
                                      Name:  David Ford
                                      Title: Principal


                                   Senior Debt Portfolio
                                   By:  Boston Management and Research
                                        As Investment Advisor

                                   By:  /S/ PAYSON F. SWAFFIELD
                                      -----------------------------------
                                      Name:  Payson F. Swaffield
                                      Title: Vice President


                                   Sequils - Pilgrim I, Ltd.
                                   By:  ING Investments, LLC
                                        as its Investment Manager

                                   By:   /s/  BRIAN S. HORTON
                                      -----------------------------------
                                      Name:  Brian S. Horton
                                      Title: Vice President

                                    U.S. Bank National Association

                                    By:  /S/ GREG WILSON
                                       -------------------------------
                                       Name:  Greg Wilson
                                       Title: Vice President

                                    Van Kampen CLO I, Limited
                                    By:  Van Kampen Investment Advisory Corp
                                         as Collateral Manager

                                    By:   /s/  WILLIAM D. LENGA
                                       -------------------------------
                                       Name:  William D. Lenga
                                       Title: Vice President


                                    Van Kampen Prime Rate Income Trust
                                    By:  Van Kampen Investment Advisory Corp.

                                    By:   /s/  WILLIAM D. LENGA
                                       -------------------------------
                                       Name:  William D. Lenga
                                       Title: Vice President


                                    Van Kampen Senior Floating Rate Fund
                                    By:  Van Kampen Investment Advisory Corp.

                                    By:   /s/  WILLIAM D. LENGA
                                       -------------------------------
                                       Name:  William D. Lenga
                                       Title: Vice President


                                    Van Kampen Senior Income Trust
                                    By:  Van Kampen Investment Advisory Corp.

                                    By:   /s/  WILLIAM D. LENGA
                                       -------------------------------
                                       Name:  William D. Lenga
                                       Title: Vice President

     THE UNDERSIGNED GUARANTORS HEREBY CONSENT AND AGREE TO THE FOREGOING AMENDMENT AS OF THE DATE HEREOF.

                            PANAPAGE ONE LLC

                            By:      /S/ KENNETH KRAINMAN
                               -----------------------------------------
                               Name:  Kenneth Krainman
                               Title: Vice President and Assistant Secretary


                            PANAPAGE TWO LLC

                            By:      /S/ KENNETH KRAINMAN
                               -----------------------------------------
                               Name:  Kenneth Krainman
                               Title: Vice President and Assistant Secretary


                            PANAPAGE CO. LLC

                            By:      /S/ KENNETH KRAINMAN
                               -----------------------------------------
                               Name:  Kenneth Krainman
                               Title: Vice President and Assistant Secretary


                            PANAVISION INTERNATIONAL, L.P.
                            By:  Panavision Inc., its General Partner

                            By:      /S/ KENNETH KRAINMAN
                               -----------------------------------------
                               Name:  Kenneth Krainman
                               Title: Vice President and Assistant Secretary


                            PANAVISION U.K. HOLDINGS, INC.

                            By:      /S/ KENNETH KRAINMAN
                               -----------------------------------------
                               Name:  Kenneth Krainman
                               Title: Controller


                            PANAVISION REMOTE SYSTEMS, INC.

                            By:      /S/ ANDY ROMANOFF
                               -----------------------------------------
                               Name:  Andy Romanoff
                               Title: President

                                    LAS PALMAS PRODUCTIONS, INC.

                                    By:      /S/ TODD J. SLOTKIN
                                       ------------------------------------
                                       Name:  Todd J. Slotkin
                                       Title: Executive Vice President and
                                       Chief Financial  Officer

                                                                       Exhibit A

                 SERIES C CUMULATIVE PAY-IN-KIND PREFERRED STOCK

Issuer..................................    Panavision Inc. (the "Company").

Security................................    Shares of newly-issued Series C Cumulative Pay-In-Kind Preferred Stock (the "Preferred
                                            Stock").

Liquidation Preference..................    Per share liquidation preference of $1,000 plus declared and unpaid dividends.

Mandatory Redemption....................    None.

Dividends...............................    Cumulative dividends at a rate of 10% per share of Preferred Stock per annum (the
                                            "stated dividend"), payable at the option of the Company in cash, additional shares of
                                            Preferred Stock or a combination thereof, quarterly on each March 31, June 30, September
                                            30 and December 31, prior to the payment of any dividends in respect of such quarter on junior securities.

Conversion Rights.......................    None.

Ranking.................................    The Preferred Stock will rank, with respect to dividend rights and rights upon liquidation, winding up or dissolution, senior to the common stock, Series A Preferred
                                            Stock and Series B Preferred Stock of the Company.

Voting Rights...........................    Non-voting.





Merger, Consolidation and
Sale of Assets..........................    The Company may not consolidate or merge with, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets (each such transaction is referred to as a "Fundamental Transaction") to any person unless (x) in the case of a consolidation or merger, the Company is the surviving entity and the Preferred Stock remains outstanding following such transaction or (y) if the Company is not the surviving entity, in the case of a consolidation or merger, or is the transferor of all or substantially all of its assets, the transferee of assets or the surviving entity, as the case may be, assumes the obligation to exchange the Preferred Stock for securities of such surviving entity or the Company, as the case may be, having the same rights, powers and preferences as the Preferred Stock had immediately prior to such transaction;
                                            provided that in the event of a Change of Control (as defined in the Panavision
                                            Indenture), then the holders of the Preferred Stock will receive an amount in cash equal to the Liquidation Preference of the Preferred Stock plus accrued but unpaid dividends.
                                            The Company's obligation to redeem the Preferred Stock pursuant to this provision only becomes operative after the Company has (i) first complied with Section 4.08 of the
                                            Panavision Indenture, including the purchase of any Panavision Notes tendered pursuant thereto and (ii) any applicable provisions of the Credit Agreement among the Company, JP
                                            Morgan Chase Bank as Administrative Agent, and the lenders party thereto, dated as of
                                            May 28, 1998.

Transfer Restrictions...................    None.

Registration Rights.....................    The holder of the Preferred Stock will have unlimited demand and piggyback registration rights with respect to the Preferred Stock, at the Company's expense, in each case subject to customary cutbacks and blackout periods.

                                                                       Exhibit B

                            LINE OF CREDIT AGREEMENT:
                                  CERTAIN TERMS

Borrower:                            Panavision Inc.

Interest Rate:                       The sum of (i) the three-month London Interbank Offered Rate published in the Wall Street Journal on the day of the relevant borrowing and
                                     (ii) the Applicable Margin for Revolving Credit Loans bearing interest at the rate for Eurodollar Loans under (and as each such term is defined in) the Credit Agreement, dated as of May 28, 1998, as now and hereafter amended, among the Borrower, the several banks and other financial institutions or entities from time to time parties thereto,
                                     Credit Suisse First Boston, as documentation agent, and JPMorgan Chase
                                     Bank, as administrative agent

Interest Payment Date:               The "Maturity Date" or, if earlier, the date upon which the commitment of the lender thereunder shall terminate in accordance with the terms thereof

Facility:                            Revolving credit facility

Ranking; security:                   Senior, unsecured debt of Panavision Inc.

Maturity Date:                       March 31, 2004

                                                                   Schedule 1.1A

                   COMMITMENTS: LENDING OFFICES AND ADDRESSES

                              REVOLVING COMMITMENTS

Name of Lender and Information for Notices                Revolving Commitment
------------------------------------------                --------------------
JPMorgan Chase                                               $12,105,263.25

ABN AMRO Bank N.V.                                           $9,473,684.20
Canpartners Investments IV LLC                               $8,672,824.75
Credit Agricole Indosuez                                     $6,842,105.26
Credit Suisse First Boston                                   $7,894,736.82
CSAM Funding I                                               $2,631,578.95
Eaton Vance CDO III, Ltd.                                     $902,258.69
Eaton Vance Institutionl.Sr.Loan Fd                           $240,604.57
General Electric Capital Corp.                               $5,263,157.89
General Electric Capital Corp.                               $14,736,842.09
Grayson and Co                                               $2,105,269.23
Lloyds TSB Bank, PLC                                         $5,263,157.89
Natexis Banque Populaires                                    $6,315,789.47
Oxford Strategic Income Fund                                  $300,736.45
Satellite Senior Income Fund, LLC                            $11,327,175.23
Senior Debt Portfolio                                         $661,657.37
U.S. Bank National Association                               $5,263,157.89

                                                 TOTAL:     $100,000,000.00

                         TRANCHE A TERM LOAN COMMITMENTS


Name of Lender                                                 Extended Tranche A Term Loan Commitment
--------------                                                 ---------------------------------------
JPMorgan Chase                                                              $4,198,399.68

Canpartners Investments IV LLC                                              $3,007,946.61
Credit Suisse First Boston                                                  $2,738,086.79
First Dominion Funding II                                                    $912,695.57
Grayson and Co                                                               $730,158.61
Lloyds TSB Bank, PLC                                                         $630,434.78
Natexis Banque Populaires                                                   $2,190,469.41

                                                     TOTAL:                 $14,408,191.45

Name of Lender                                               Non-Extended Tranche A Term Loan Commitment
--------------                                               -------------------------------------------
ABN AMRO Bank N.V.                                                          $3,285,704.14
Credit Agricole Indosuez                                                    $2,373,008.54
Eaton Vance CDO III, Ltd.                                                    $312,925.28
Eaton Vance Institutionl.Sr.Loan Fd                                           $83,447.53
General Electric Capital Corp.                                              $1,825,391.21
General Electric Capital Corp.                                              $5,111,095.27
Lloyds TSB Bank, PLC                                                        $1,194,956.41
Oxford Strategic Income Fund                                                 $104,302.71
Satellite Senior Income Fund, LLC                                           $3,928,539.91
Senior Debt Portfolio                                                        $229,478.83
U.S. Bank National Association                                              $1,825,391.19

                                                     TOTAL:                 $20,274,241.02



                                                    TRANCHE B TERM LOAN COMMITMENTS

Name of Lender                                                Extended Tranche B Term Loan Commitment
---------------                                               ---------------------------------------
Archimedes Funding III, Ltd.                                               $1,986,417.64
Archimedes Funding, L.L.C.                                                 $6,996,283.78
Crescent/Mach I Partners, L.P.                                             $2,332,094.54
CSAM Funding I                                                             $1,732,233.52
First Dominion Funding I                                                   $9,328,389.72
First Dominion Funding II                                                  $1,286,802.04
First Dominion Funding III                                                 $1,764,343.38
Galaxy CLO 1999-1, Ltd.                                                    $1,989,795.92
Grayson and Co                                                             $1,976,351.34
ING Prime Rate Trust                                                       $13,992,567.56
KZH Crescent 2 LLC                                                         $4,664,189.23
KZH Soleil LLC                                                             $5,006,487.86
ML CLO XV Pilgrim Amer(Cayman),Ltd                                         $4,664,189.23
Morgan Stanley Prime Income Trust                                          $4,387,499.97
Pilgrim America High Income Investments Ltd.                               $4,664,189.23
SEQUILS - Pilgrim I, Ltd.                                                  $4,664,189.23
Van Kampen CLO I, Limited                                                  $17,257,500.02
Van Kampen Prime Rate Income Trust                                         $1,964,584.59
Van Kampen Senior Floating Rate Fund                                        $993,208.84
Van Kampen Senior Income Trust                                             $1,986,417.64

                                                     TOTAL:                $93,637,735.28

Name of Lender                                              Non-Extended Tranche B Term Loan Commitment
---------------                                             -------------------------------------------
Eaton Vance Institutionl. Sr. Loan Fd                                       $932,837.87
General Electric Capital Corp.                                             $5,130,608.09
KZH ING-2 LLC                                                              $4,664,189.23
Satellite Senior Income Fund, LLC                                          $11,427,263.58
Senior Debt Portfolio                                                      $21,455,270.24
Senior Income Trust                                                        $2,677,771.55

                                                     TOTAL:                $46,287,940.56


                                                                    Schedule 2.3

                              AMORTIZATION SCHEDULE

                        Non-Extended Tranche A Term Loans

Installment                                                     Principal Amount
-----------                                                     ----------------
March 31, 2003                                                    $3,495,558.80
June 30, 2003                                                     $4,194,670.55
September 30, 2003                                                $4,194,670.55
December 31, 2003                                                 $4,194,670.55
March 31, 2004                                                    $4,194,670.55


                          Extended Tranche A Term Loans

Installment                                                     Principal Amount
-----------                                                     ----------------
March 31, 2003                                                      $191,581.88
June 30, 2003                                                       $229,898.26
September 30, 2003                                                  $229,898.26
December 31, 2003                                                   $229,898.26
March 31, 2004                                                   $13,526,914.80


                        Non-Extended Tranche B Term Loans

Installment                                                     Principal Amount
-----------                                                     ----------------
March 31, 2003                                                       $79,124.68
June 30, 2003                                                     $1,661,618.38
September 30, 2003                                                $1,661,618.38
December 31, 2003                                                 $1,661,618.38
March 31, 2004                                                    $1,661,618.38
June 30, 2004                                                     $9,890,585.58
September 30, 2004                                                $9,890,585.58
December 31, 2004                                                 $9,890,585.58
March 31, 2005                                                    $9,890,585.58

                          Extended Tranche B Term Loans

Installment                                                     Principal Amount
-----------                                                     ----------------
March 31, 2003                                                       $12,344.34
June 30, 2003                                                       $259,231.21
September 30, 2003                                                  $259,231.21
December 31, 2003                                                   $259,231.21
March 31, 2004                                                   $12,815,444.92
June 30, 2004                                                    $20,008,063.07
September 30, 2004                                               $20,008,063.07
December 31, 2004                                                $20,008,063.07
March 31, 2005                                                   $20,008,063.07